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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1996, except for Note 2, as to which the date is October 10, 1996, with respect to the financial statements of Compact Discs International, Ltd. and to our report dated October 5, 1996 with respect to the financial statements of CD Acquisitions included in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-15139) and related Prospectus of CD Warehouse, Inc. for the registration of 1,000,000 shares of its common stock.


                                          /S/ HUSELTON & MORGAN, P.C.

Dallas, Texas


January 15, 1997